HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SecureAlert, Inc.

We consent to the incorporation by reference in this Registration Statement of 166,602,000 shares of common stock on Form S-1 of our report dated January 12, 2010, relating to the consolidated financial statements which appear in SecureAlert, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2009. We also consent to us being named as experts.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 8, 2010